UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (date of earliest event reported):
March 22, 2011
Finisar Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-27999	94-3038428
(State or other jurisdiction of	(Commission File No.)	(I.R.S. Employer Identification
incorporation)		No.)
1389 Moffett Park Drive
Sunnyvale, CA 94089
(Address of principal executive offices)
Registrant’s telephone number, including area code:
(408) 548-1000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EX-99.1

Item 8.01 Other Events.
     On March 22, 2011, Finisar Corporation and Ignis ASA, a Norwegian corporation, issued a press release jointly announcing that they have entered into a transaction agreement under which Finisar will make a recommended voluntary public cash offer to acquire all of the outstanding shares of Ignis not currently owned by Finisar for NOK 8 per share, or an aggregate purchase price of up to approximately NOK 425 million (USD $76 million).
     Finisar also announced that, on March 21 and 22, 2011, it acquired an aggregate of 18.3 million Ignis shares from certain existing Ignis shareholders for NOK 8 per share in cash, or an aggregate purchase price of NOK 147 (USD $26 million). These purchases bring Finisar’s total ownership to approximately 25.7 million shares (approximately 32.6% of the outstanding Ignis shares on a fully-diluted basis).
     A copy of the joint press release announcing the agreement and the acquisition of the additional Ignis shares is attached as Exhibit 99.1 hereto and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits:

Exhibit	Description
99.1	Joint Press Release of Finisar Corporation and Ignis ASA dated March 22, 2011

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: March 22, 2011

Finisar Corporation
By:	/s/ Kurt Adzema
Kurt Adzema
Executive Vice President, Finance and Chief Financial Officer